EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                           MEDICORP ACQUISITION CORP.

                                    ARTICLE I

                                      NAME

         The name of this Corporation is Medicorp Acquisition Corp. (hereinafter called the "Corporation"). The address of the principal office and the mailing address of the Corporation is 201 S. Biscayne Avenue, Miami, Florida 33131.

                                   ARTICLE II

                               NATURE OF BUSINESS

         This Corporation is being formed for the following purposes:

         A. To engage in any and all lawful business or activity permitted under the laws of the United States and the State of Florida.

         B. To generally have and exercise all powers, rights and privileges necessary and incident to carrying out properly the objects herein mentioned.

         C. To do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the purposes and powers of this Corporation or which at any time appear conductive thereto or expedient.

                                   ARTICLE III

                                  CAPITAL STOCK

         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 25,000,000, consisting of (i) 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         A.       PROVISIONS RELATING TO THE PREFERRED STOCK

                  1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take

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necessary proceedings fully to effect the issuance and redemption of any such
Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable, and, if redeemable, the redemption price or prices, the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

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         B.       PROVISIONS RELATING TO THE COMMON STOCK

                  1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

         C.       GENERAL PROVISIONS

                  1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

                  2. No shareholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or other rights of such shareholder.

                                   ARTICLE IV

                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence unless sooner dissolved in accordance with the laws of the State of Florida. The date on which corporate existence shall begin is the date on which these Articles of Incorporation are filed with the Secretary of State of the State of Florida.

                                    ARTICLE V

                       INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the Corporation is 701 Brickell Avenue, Suite 1600, Miami, Florida 33131-2827, and the name of the initial registered agent of this Corporation at that address is Andrew Hulsh.

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                                   ARTICLE VI

                          NUMBER AND TERM OF DIRECTORS

         The Corporation's Board shall consist of not less than three directors, with the exact number to be fixed from time to time by resolution of the Board. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The names of the initial directors of this Corporation are Jay Haft, John Abeles and Joel Kantor.

                                   ARTICLE VII

                                 INDEMNIFICATION

         This Corporation shall indemnify any and all of its directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law in existence now or hereafter. Said indemnification shall include, but not be limited to, the expenses, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party, by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

                                  ARTICLE VIII

               AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

         This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any amendments hereto and any right conferred upon the shareholders is subject to this reservation. Further, the power to adopt, alter, amend or repeal the Bylaws shall be vested in the Board of Directors of this Corporation.

                                   ARTICLE IX

                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation is:

                                  Michael H. Hoffman
                                  701 Brickell Avenue, Suite 1600
                                  Miami, Florida  33131-2827

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    IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 24th day of July, 1997.

                                            /s/ MICHAEL HOFFMAN
                                            --------------------------------
                                            Michael H. Hoffman


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                       ACKNOWLEDGMENT OF REGISTERED AGENT

      The undersigned, having been named as Registered Agent for Medicorp Acquisition Corp., at the place designated in these Articles of Incorporation, hereby agrees to act in such capacity and to comply with the provisions of law in relation thereto.

                                           /s/ ANDREW HULSH
                                           ---------------------------------
                                           Andrew Hulsh

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                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                           MEDICORP ACQUISITION CORP.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is MEDICORP ACQUISITION CORP. (the "Corporation").

         2. In order to change the name and address of the Corporation, Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                    ARTICLE I

                                      NAME

         The name of this corporation is Medical Acquisition Corp. (hereinafter called the "Corporation"). The address of the principal office and the mailing address of the Corporation is 201 S. Biscayne Blvd., Suite 3000, Miami, Florida 33131."

         3. The amendment to the articles of incorporation effecting the name and address change shall be effective as of 12:01 a.m., EST, on September 5, 1997.

         4. The amendment was adopted by the sole incorporator of the Corporation without shareholder action and shareholder action was not required.

         IN WITNESS WHEREOF, the undersigned incorporator of the Corporation has executed these Articles of Amendment this 4th day of September, 1997.

                                      MEDICORP ACQUISITION CORP.

                                      By: /s/ MICHAEL H. HOFFMAN
                                          --------------------------------------
                                              Michael H. Hoffman
                                              Sole Incorporator